MERCHANT AGREEMENT














MICHIGAN
BANKARD [TRADEMARK]
SERVICES


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Merchant Agreement


This MERCHANT AGREEMENT

(The "Agreement") is entered into between Michigan National Bank ("MNB", "us" or "we") and the company identified as the ("Merchant" or "you") as of the date this Agreement is accepted by us in the attached Schedule of Fees and Charges. You agree to honor Credit and/or Debit Cards in connection with the sale of merchandise and/or services, and we agree to perform sales authorizations, accept Sales Drafts and pay you for the Sales Drafts in accordance with the following terms and conditions:

1. DEFINITIONS. (a) "ANNUAL SALES VOLUME" means the dollar amount of Visa and MasterCard Sales Drafts minus Credit Vouchers which: (i) are received from Merchant and processed by MNB during a calendar year, or (ii) will be received from Merchant according to a projection approved by MNB.

(b) "AUTHORUZATION" means the approval by the Participating
Institution holding the Cardholder Account, or its agent, to complete a Transaction.

(c) "AVERAGE TICKET" means the average dollar amount of Sales Drafts submitted y Merchant. The Average Ticket is computed by dividing the total dollar amount of Sales Drafts received from a Location during a calendar month by the total number of Sales Drafts received from the Location during that same calendar month.

(d) "CARDHOLDER" means an individual with a validly issued and currently effective, unrevoked, unvoided, and unexpired Credit or Debit Card.

(e) "CHARGEBACK" means a Sales Draft that has been presented to either the Cardholder or the issuer of the Credit or Debit Card and for which payment to us has subsequently either been refused or reversed in accordance with applicable law and/or operating regulations promulgated by the licensor of the Credit or Debit Card, as provided in Section 15.

(f) "CREDIT CARD" means a valid and unexpired: (1) Visa(R) credit or debit card bearing the service marks owned and licensed by Visa, U.S.A., Inc., (2) MasterCard(R) credit or debit card in the form issued under license from MasterCard International, Inc.;
(3) Diners Club(R) and Carte Blanche(R) credit cards that bear the service marks or names licensed by Citicorp Diners Club, Inc. and (4) any other credit card which, by agreement between us and the issuer or licensor of such credit cards, we permit you to honor in connection with the sale of merchandise or services.

(g) "CREDIT VOUCHER" means the written form or Electronic Format approved by us for use in consummating credit transactions applied to the account of a Purchaser on the basis of a Credit or Debit Card properly honored by you under the terms of this Agreement.

(h) "DEBIT CARD" means an access device for a Debit Cardholder
Account, which is issued by any institution that is a member of, or participant in, a Participating Switch, and which can be used to initiate a Transaction.

(i) "DEBIT CARD PROGRAM" means the on-line debit card point of sale

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program by which the Merchant processes Transactions initiated by
Debit Cards to us and we transfer funds to the Merchant for Transactions, all in accordance with the terms of this Agreement.

(j) "DEBIT CARD PROGRAM COSTS" means the fees and costs related to the Debit Card Program as set forth in the attached Schedule of Fees and Charges.

(k) "DEBIT CARDHOLDER ACCOUNT" means the Debit Cardholder's deposit account that is accessed by a Debit Card when it is used to initiate a Transaction.

(l) "ELECTRONIC FROMAT" means the electronic form approved by us for use in transmitting data required by this Agreement.

(m) "LOCATION" means each geographic site or, by agreement between MNB and you, one or more subdivisions of a geographic site, at which you: (i) transact business and (ii) accept Credit and/or Debit Cards as payment for goods and services.

(n) "MERCHANT APPLICATION" means the written application required by us to be submitted by you as a precondition to the execution of this Agreement.

(o) "MERCHANT GUIDE" means the written procedures and requirements we provide to you, as they may be changed periodically by us, regarding the operation of MNB's Merchant
Credit Card program or any other written instructions from us to you. The Merchant Guide may be changed from time to time by us upon fifteen (15) days written notice to you.

(p) "OPERATING RULES" means the Debit Point of Sale Operating
Rules for Debit Card acceptance promulgated by MNB for the Debit
Card Program.

(q) "PARTICIPATING INSTITUTION" means an institution that (i) is identified as such in the Operating Rules and (ii) issues Debit or Credit Cards.

(r) "PARTICIPATING SWITCH" means an institution or network that
(i) is identified as such in the Operating Rules and (ii) is identified with and interfaces for, Debit Cards.

(s) "PERFORMANCE GOAL FEE" means the additional fee we charge you when a Sales Draft does not meet our transmission format or the Visa/MasterCard interchange criteria as indicated on the Schedule of Fees and Charges. Such fee represents the additional amount we incur or that is charged to us by Visa and MasterCard for each Sales Draft that does not meet all of the applicable requirements.

(t) "PURCHASER" means the person whose name is embossed on a Credit or Debit Card or who is an authorized user of that card.

(u) "RETRIEVAL" means your production of the original or an acceptable facsimile of a Sales Draft, Credit Voucher, or other supporting documentation at our request.

(v) "RETURN RATE" means the percentage (rounded up to the nearest whole percent) determined for each Location each month by adding together the number of processed Chargebacks and Credit Vouchers, divided by the total number of Sales Drafts received.

(w) "SALES DRAFT" means the written form or Electronic Format approved by us for use in consummating sales Transactions charged to the account of a Purchaser on the basis of a Credit Card properly honored by you under this Agreement.

(x) "SALES DRAFT TRANSMITTAL" means the written form or Electronic

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Format approved by us for use in transmitting Sales Drafts and
Credit Vouchers for deposit.

(y) "SCHEDULE OF FEES AND CHARGES" is the document so named which is attached to and a part of this agreement.

(z) "SECURITY DEPOSIT" means an interest-bearing account maintained by you to provide sufficient funds to cover any Chargebacks or other amounts due to us.

(aa) "SETTLEMENT ACCOUNT" means the demand deposit account or other account approved by us which has been or will be maintained by you with us for the purpose of debiting and crediting you for Credit or Debit Card transactions and fees.

(ab) "TERMINAL" means an electronic device which is capable of transmitting, to us or our agents, transactions initiated with a Credit or Debit Card.

(ac) "TRANSACTION" means an attempt by a Cardholder to purchase goods or services from the Merchant which (i) is initiated with a Credit or Debit Card at a Terminal owned, operated, rented or leased by the Merchant and (ii) is processed through MNB or its agents.

2. HONOR ALL CREDIT CARDS. (a) You shall honor, without discrimination, all valid Credit Cards when properly presented as payment from Purchasers for authorized Transactions. If you do not deal with the public at large (for example, a private club), you will be deemed to have complied with this subsection if you honor valid Credit Cards of Purchasers who have purchasing privileges with you.

(b) You shall not establish minimum or maximum Transaction amounts as a condition of honoring a Credit Card.

(c) You shall not impose a surcharge on Credit Card Transactions or require any Purchaser to pay any part of any merchant processing fee, whether through increased price, finance charge, or any other means.

(d) You shall not require Purchasers to provide any personal information such as a telephone number, an address, or driver's license number as a condition for honoring the Credit Card unless such information is required to complete the Transaction.

(e) Any tax you collect must be included in the total Transaction amount and not collected separately in cash.

3. ADVERTISING AND PROMOTION. (a) Upon execution of this Agreement, you shall remove outdated Credit Card signage and display the current Credit Card emblems and promotional materials provided by us. If you accept Debit Cards, we may require you to display the logos and marks identified and in the manner set forth in the Operating Rules.

(b) You may use the Credit Card emblems in your advertising and promotional activities. You shall make no other use of the Credit Card emblems or service marks without our prior written consent. If you accept Debit Cards, you shall only use the Michigan Money(TM) logo and marks or those of Participating Switches or Institutions as set forth in the Operating Rules, and shall not use such logos or marks in any other manner without our prior written consent. In your

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advertising and promotional activities, you shall not indicate, directly or indirectly, that MNB, Visa U.S.A. Inc., MasterCard
International, Inc., Citicorp Diners Club, Inc., any other Credit
Card licensor, or any Participating Switch or Institution, endorses any of your merchandise or services.

(c) If you accept Debit Cards, you agree to execute such license agreements as we may require to govern the display of the logos and marks set forth in the Operating Rules.

4. SETTLEMENT ACCOUNT. (a) You agree to establish and maintain a Settlement Account with us and agree to maintain a balance sufficient to accommodate all Merchant/MNB Transactions. You may transfer your Settlement Account to, or establish a new Settlement Account with, another financial institution only with our prior written approval.

(b) You hereby authorize us to make deposits to and withdrawals from the Settlement Account whether held by MNB or another financial institution, or any other accounts you hold at any bank or institution, as provided in this Agreement. You also authorize us to make withdrawals from the Settlement Account whether held by MNB or another financial institution for any amounts you owe us for any reason. Such deposits and withdrawals may be in paper form or Electronic Format and may be made through and in accordance with the rules of the Michigan or National Automated Clearing House Association. You hereby agree that all such financial institutions may rely on the authorizations contained in this Agreement without additional or separate written documents providing such authorizations. At our request, however, you shall provide a separate written authorization to the financial institution holding the Settlement Account in the event such account is not held by MNB, or to any other financial institution, authorizing such deposits and withdrawals by us.

(c) You hereby direct all financial institutions holding your Settlement Account in the event such account is not held by MNB or any of your other accounts to provide us with all requested account information with respect to those accounts.

(d) You agree that we may take any action against the Settlement Account whether held by MNB or another financial institution or any other accounts of yours, including, but not limited to, suspending credits, reversing credits, and withdrawing funds when such action is deemed necessary by us to protect us against any loss or liability that we reasonably believe we may incur as a result of your breach of the Agreement. Our action against the Settlement Account whether held by MNB or another financial institution or other accounts shall be limited to the amount of any loss or liability that we reasonably believe we may incur as a result of the breach and for the time period in which we reasonably believe such loss or liability may be incurred. You hereby authorize the financial institutions at which you maintain your Settlement Account in the event such account is not held by MNB or any other accounts to act in accordance with instructions from us regarding funds in those accounts, including, but not limited to, the transfer of the funds to us. You agree to indemnify and hold all such financial institutions harmless from any claim or loss incurred for acting in accordance with any instruction from us with respect to the Settlement Account in the event such account is not held by MNB or your other accounts held by

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them.  Neither the termination of this Agreement nor any action taken pursuant to Section 5 herein shall affect our right to take any action in accordance with this subsection.

(e) You shall not pledge or assign the Settlement Account, any proceeds of it, or any other amounts due to you under this Agreement to any person or entity and you shall continually maintain the Settlement Account whether held by MNB or another financial institution free from all liens and encumbrances.

(f) In the event a Security Deposit is established pursuant to
Section 5 of this Agreement, you authorize us to make withdrawals from the Settlement Account whether held by MNB or another financial institution in order to replenish the Security Deposit.

5. SECURITY DEPOSIT. (a) You agree to provide us with an interest-bearing Security Deposit in the amount set forth in the Schedule of Fees and Charges upon the occurrence of one or more of the following:

(1) We require the establishment of a Security Deposit at the time this Agreement is executed.

(2) The Return Rate at any single Location during any calendar month exceeds 10%, unless otherwise specified in the Schedule of Fees and Charges. Upon this occurrence, a deduction equalling that Location's actual Return Rate will be withheld from each deposit for a period of 90 days and placed in the Security Deposit account. Once the Security Deposit has been established, the amount required to be maintained is subject to review and may be changed by us every 90 days.

(3) The number of Merchant's Chargebacks as described in Section
15 of this Agreement compared to the total number of Sales Drafts received at any single Location during any calendar month exceeds
1%.

(b) In the event that the Settlement Account whether held by MNB or another financial institution is insufficient to cover any amounts due to us under this Agreement, you agree that we may withdraw funds from the Security Deposit to cover such amounts when due.

(c) If any funds are withdrawn from the Security Deposit by us, you shall immediately restore it to the amount set forth in the Schedule of Fees and Charges. We may terminate this Agreement if you fail to do so.

(d) We shall have continual access to the Security Deposit for the purposes described above for a period of 180 days following the expiration or termination of this Agreement. After that, we shall return the remaining balance of the Security Deposit to you. However, we may, in good faith, retain any funds contained in the Security Deposit if MNB and you are parties to any dispute involving the funds until the dispute is resolved.

6. EQUIPMENT AND FORMS. (a) You shall pay a monthly fee for all imprinters, terminals, electronic printers, and other equipment rented from us in accordance with the Schedule of Fees and Charges. All equipment rented from us including parts and accessories, shall remain our property and shall be returned to us at the end of this Agreement in the same condition as when received, reasonable wear and tear excepted. If you fail to return any equipment as required under this Agreement within fifteen days, you shall pay us the then current purchase price for such item(s).

(b) All information embossed on your imprinter plate shall be in a form approved by us. Changes to such information may be made only by us or with our consent after notice from you. Upon the expiration or termination of this Agreement, you shall return the imprinter plate and any merchant identification cards to us.

(c) Unless otherwise agreed by you and MNB, upon reasonable request, we shall supply you with printed Sales Drafts, Sales Draft Transmittals, Credit Vouchers, and other forms to be used by you pursuant to this Agreement at the price(s) established by us. You shall be responsible for obtaining, at your own expense, all supplies necessary for performing Transactions via electronic printer or other electronic equipment.

(d) If you rent or lease equipment from a third party, MNB, upon your request, will provide terminal and printer repair and download services at the price(s) established by us. You agree that MNB will not be obligated to provide these services if this Agreement is terminated or cancelled, regardless of the length of your rental or lease agreement with the third party. If an equipment management fee for these services is charged by the third party leasing company and paid to us, that fee and the associated services will be discontinued if this Agreement is terminated or cancelled.

(e) If you elect to pay a fee for Equipment Management Services as indicated on the Schedule of Fees and Charges, MNB will provide equipment repair and download services (exclusive of shipping charges) under the following terms and conditions:

(1) The equipment, consisting of electronic Terminals and related parts and accessories (the "Equipment"), to be maintained by us is set forth on the Schedule of Fees and Charges.

(2) No Equipment shall be eligible for maintenance service unless it is in good operating condition, as determined by us at the commencement of this Agreement. In order to make any Equipment eligible for maintenance service, we may make such repairs as we determine to be necessary. You agree to pay us for these repairs at our service rates then in effect.

(3) We will provide maintenance services on the Equipment within a reasonable time or on a "best efforts" basis following notification of Equipment malfunction.

(4) We will repair, or, at our option, replace all defective
Equipment eligible for maintenance services under this Agreement.
Any replacement Equipment or part shall be of comparable operating capability to the replaced Equipment.

(5) In the event that we provide replacement Equipment, you agree to deliver the defective Equipment to us within fifteen days of receipt of the replacement Equipment. If you fail to do so, you authorize us to charge your Settlement Account whether held by MNB or another financial institution for the full cost of the Equipment at our then current purchase price.

(6) In no event shall we be obligated to perform maintenance or repair services at your Location.

(7) The following maintenance services are not included under this Agreement

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and, if performed by us, will be subject to additional charges in accordance with our service fee schedule then in effect:

(i) Services which, in our opinion, are required due to improper treatment or use of the Equipment.

(ii) Services which, in our opinion, are required due to the attempted repair of the Equipment by persons not authorized by us.

(iii) Services required when Equipment functions are interrupted due to your negligence or willful misconduct, computer or telephone breakdowns, fire, flood, earthquake, strike, lock-out, war, riot, civil disobedience, governmental action or inaction, acts of God or other causes beyond our control.

(8) You will immediately notify us of any malfunctions or damage to or error in transmissions through the Equipment and shall provide to us full and unrestricted access to the Equipment and to the related communications facilities at all reasonable times to install, replace, inspect, relocate, disconnect, remove, repair and maintain the Equipment.

(9) You agree to maintain the site conditions within the common environmental range of the Equipment in such manner and condition as we may specify.

(10) You agree not to remove any Equipment from the place of installation, nor permit any modification, attachment or additions to the Equipment without our prior written approval.

(11) The fees for Equipment Management Services are set forth in the Schedule of Fees and Charges and may be changed by us upon fifteen days written notice to you. You authorize us to make necessary withdrawals from your Settlement Account whether held by MNB or another financial institution for payment thereof. These fees are non-refundable except for any unused portion of any annual Equipment Management Services fee upon our termination of this Agreement. Monthly Equipment Management Services fees will not be refunded.

(12) We make no warranties whatsoever, express or implied, with respect to any of the Equipment or the condition of the Equipment. We disclaim all such warranties including all implied warranties of merchantability and fitness for a particular purpose. We do not warrant that the Equipment is error free or that its use will be uninterrupted. Our sole obligation will be to provide maintenance and repair services as described in this section.

7. CREDIT CARD SALES TRANSACTION. (a) In affecting Credit Card sales Transactions, you shall fully comply with all of the procedures set forth in the Merchant Guide.

(b) Except in the case of mail order, telephone order, and preauthorized orders or Transactions, no Credit Card sales Transaction may be completed if the Purchaser fails to present his or her Credit Card to you. In affecting a Mail Order, Telephone Order, or Preauthorized Order Credit Card transaction, you shall fully comply with all of the procedures set forth in the Merchant Guide.

(c) You shall include all items of merchandise and services purchased in a single sales Transaction in one total amount on a single Sales Draft, except as otherwise specifically authorized in Merchant Guide.

(d) Your compliance with this Section does not preclude
Chargebacks under Section 15.

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8.  DEBIT CARD SALES TRANSACTION.  In addition to any other terms and conditions relating to Debit Cards stated in this Agreement, if you accept Debit Card Transactions you agree to the following:

(a) You agree to comply with the Operating Rules and with any rules and regulations promulgated by any Participating Switch, together with any changes, amendments or supplements thereto as may be made by MNB or any Participating Switch from time to time.

(b) We have the discretion to process a Transaction through any Participating Switch, switch or network, that we deem appropriate.

(c) You must provide us with information (including the Cardholder PIN) for each Transaction in the format prescribed in the Operating Rules.

(d) You must issue the Cardholder a receipt for each Transaction. The receipt must comply with the requirements of Regulation E, 12 C.F.R. (SECTION) 205.1 ET. SEQ, as amended from time to time, and all other federal and state regulations. If we ask for proof of issuance of a receipt, you must provide us this proof within two days.

(e) If a Debit Card Transaction does not receive Authorization, we have no obligation to credit the Settlement Account whether held by MNB or another financial institution for the amount of the Transaction. The Debit Card Program costs do, however, apply to any such Transaction. If a Debit Transaction does not receive Authorization or if your Terminal becomes inoperative, and if the Operating Rules so provide, you may initiate a paper based Transaction. You shall, however, assume the risk that any such paper based Transaction will not receive Authorization. Such Transaction shall comply with the requirements for paper based Transactions set forth in the Operating Rules.

(f) MNB may change or amend the Operating Rules at any time upon at least 15 days prior written notice to you.

(g) To the extent that MNB has the ability to interface with a particular network or institution, you agree that all point of sale Debit Card Transactions involving that network or institution initiated at any of your Location(s) will be processed through MNB and will be governed by either this Agreement or another agreement with MNB.

9. AMERICAN EXPRESS TRANSACTIONS. MNB shall allow you to accept American Express and Novus (e.g., Discover) Credit Cards as payment for the sale of goods or services pursuant to an agreement between you, American Express Travel Related Services Company, Inc. ("Amexco") and/or Novus Services, Inc. ("Novus") and to obtain American Express and/or Novus Authorizations in the manner set forth in this section.

(a) MNB agrees that you may use our processing system via electronic terminal to obtain American Express and/or Novus
Authorizations and/or utilize American Express or Novus Data
Capture Services.

(b) You agree that if your authority to process American Express or Novus Transactions via electronic terminal is terminated by Amexco, Novus or our designated processor, then your authority to process American Express or Novus Transactions pursuant to this Agreement is also terminated; provided, however, that such termination shall not affect any of your existing or accrued obligations to MNB under this Agreement.

(c) All Amexco or Novus Sales Drafts shall be transmitted by MNB's designated processor to Amexco or Novus pursuant to the terms and conditions of your agreement with our designated processor, Amexco and/or Novus. We make no warranties to you as to the time or manner in which Amexco or Novus will pay you for Sales Drafts transmitted by you to them through our designated processor.

(d) You authorize us to furnish your name to Amexco or Novus and to MNB's designated processor identifying you as a recipient of American Express and/or Novus Authorization and Processing
Services through the MNB's processing system.

(e) In addition to the indemnities in section 17 of this Agreement, you agree to indemnify and hold MNB harmless from any loss, damage or expense in the event that Amexco, Novus and/or
MNB's designated processor terminate MNB's authority to process
American Express or Novus Credit Card Transactions.

(f) We make no representations or warranties as to any floor limits or processing rates chargeable to you by Amexco or Novus.

10. SCAN(TM) ACCESS. If you indicate on the Schedule of Fees and Charges that you want MNB to provide you with access to Electronic Transaction Corporation's (ETC) Shared Check Authorization Network (SCAN), MNB will provide this access subject to the following terms and conditions and to the SCAN rules and regulations established from time to time by ETC.

(a) SCAN is a check verification software program developed by ETC and licensed to MNB. We make no representations or warranties whatsoever, express or implied, with respect to SCAN.
We have been authorized by ETC to provide SCAN access to you.

(b) You represent to us that you will access SCAN for the purpose of assisting you to determine whether to accept or reject consumer checks tendered at points of sale (POS) in payment for goods and/or services. You agree to use SCAN solely for the purpose of authorizing checks offered as payment for bona fide purchases completed in your ordinary course of business. You agree not to use SCAN for check guarantee purposes, not to make SCAN available to any other person or entity, and you agree to instruct your employees and representatives to take all reasonable measures to ensure compliance with this provision.
You agree to abide by the terms and conditions set forth herein, as well as ETC's existing and future rules and regulations regarding the use and operation of SCAN.

(c) You agree that in order for check data provided by your customer to be accurately compared with SCAN, you must enter the check MICR number. You further agree that if you decline to accept a check as a result of information obtained through SCAN, you shall immediately advise your customer via a SCAN Referral Card, that inquiries concerning the reasons for denial and requests for assistance must be directed to: SCAN(TM), 19803 North Creek Parkway, Bothell, WA 98011, 1(800)262-7771.

(d) SCAN is a check authorization service intended to reduce your risk associated with accepting checks. SCAN does not guarantee payment. You agree that ETC and MNB are not guaranteeing any consumer sales transactions which are paid by check and authorized through SCAN. You assume full risk and liability for your use of SCAN and for any losses incurred as the result of consumer sales transactions authorized through SCAN.

(e) You agree to indemnify MNB from any and all claims, liabilities, lawsuits, losses, or damages (hereinafter referred to as "Claims") asserted or brought by customers whose checks are declined through SCAN, as well as from Claims by you or any other person resulting from your use of SCAN, including without limitation, Claims resulting from any check authorized through SCAN which is subsequently returned to you unpaid. You further agree to indemnify MNB from all Claims by ETC against MNB arising out of or resulting from the use or misuse of SCAN by you, your employees and agents. Finally, you agree to indemnify MNB and ETC against any and all Claims which arise as a result of the negligent use or the misuse of SCAN by you, your employees and agents.

11. CASH DISBURSEMENTS AND PAYMENTS. You shall not give cash to a Purchaser and subsequently prepare and deposit a Sales Draft to represent such cash disbursement. You shall not receive or accept any payments from a Purchaser with respect to charges for merchandise or services which are included in a Sales Draft resulting from the use of a Credit Card. You shall not accept money from a Purchaser and subsequently prepare and deposit a Credit Voucher for the purpose of affecting a credit to the Purchaser's Credit Card account.

12. AUTHORIZATIONS. When prior Credit Card Authorization is required by the provisions of the Merchant Guide, you shall request Authorization from MNB or its designated processor. You shall type, print legibly, or electronically record the Authorization number or code on the Credit Card Sales Draft evidencing the Authorization. If you use an Authorization service other than one designated and approved in writing by us, we are not responsible for any Authorizations from that service. Your compliance with this Section does not preclude Chargebacks under Section 15.

13. RECOVERY OF CREDIT CARDS. You shall use your best efforts to retrieve Credit or Debit Cards under the circumstances and in the manner set forth in the Merchant Guide. You shall indemnify us from and against any claims, expenses or losses claimed against or incurred by us in connection with your actions, or those of any of your agents or employees, in the recovery of any Credit or Debit Card.

14. PRESENTMENT OF SALES DRAFTS. (a) You shall transmit all Sales Drafts to us in accordance with the specifications established by us and within the time frames set forth in the Schedule of Fees and Charges. In no event, however, shall you present a Sales Draft until the merchandise has been shipped or the services have been performed and you have otherwise performed all of your obligations to the Purchaser. You shall not permit any Sales Drafts to be transmitted or presented which you know or should know to be fraudulent or not authorized by the Purchaser.

(b) All Sales Drafts shall be presented for deposit with a Sales
Draft Transmittal drawn on us in the total amount of all of the Sales Drafts presented, less any enclosed Credit Vouchers presented. Any deduction of the applicable processing fee by you is prohibited.

(c) After the proper transmission or delivery of the Sales Drafts to us for deposit, and subject to your warranties under this Agreement and our Chargeback and other rights, we will process the credit for the full amount of the deposit within one (1) business day (which will normally reach your Settlement Account one day later), unless you have agreed to a different period of time for us to process the credit, and such different period of time is set forth in the Schedule of Fees and Charges. The availability of funds in the Settlement Account shall be governed by your account agreement with the financial institution holding the Settlement Account in the event such account is not held by MNB. In the event of any inaccuracies in the Sales Draft Transmittal, we shall have the right, without prior notice to you, to make an adjustment to your Settlement Account whether held by MNB or another financial institution.

(d) You hereby waive notice of default or nonpayment, protest, demand for payment and any other demands or notices in connection with this Agreement or any of the Sales Drafts. You hereby consent to any extension of time granted and to any compromise made by us with any Purchaser identified in a Sales Draft without affecting your obligations under this Agreement.

(e) We shall not be obligated to pay you or to credit the Settlement Account whether held by MNB or another financial institution for any Sales Drafts transmitted or delivered to us after you become insolvent, cease to do business, or dissolve.

(f) You shall not present to us for deposit any Sales Draft or Credit Voucher which was not originated as a result of a bona fide Transaction consummated between the Purchaser and you in the ordinary course of your business. Transmittal or presentation of Sales Drafts or Credit Vouchers for goods or services provided or performed by any person other than you ("Factoring") is strictly prohibited. Factoring may result in the immediate termination of this Agreement and action by us against the Settlement Account whether held by MNB or another financial institution as provided in Section 4.

15. CHARGEBACKS. (a) We shall have the right at any time to process Chargebacks to the Settlement Account whether held by MNB or another financial institution and to make withdrawals from it for the full amount of any Sales Draft in any of the following cases:

(1) The Sales Draft or any material information on the Sales
Draft such as the account number, expiration date of the Credit
Card, Merchant description, transaction amount or date is illegible or incomplete;

(2) The Sales Draft is not presented to us in a timely manner.

(3) The Transaction was under your floor limit and the Credit Card account number was listed on the then-current MasterCard and Visa Electronic Warning Bulletin (Exception File) or the Diners Club/Carte Blanche Warning Bulletin, or on any other written or electronic notice accessible to you via an electronic terminal or telephone voice authorization service listing Credit Cards which may not be honored on the Transaction date, and you did not reject the Transaction or receive prior Authorization from us or our designated processor for the transaction;

(4) The written Sales Draft does not contain the imprint of a Credit Card that was unexpired on the Transaction date;

(5) The Transaction was one for which prior Authorization from us is required, and prior Authorization was not obtained, or a valid authorization number or code was not correctly or legibly printed on the Sales Draft;

(6) The Sales Draft is a duplicate of a Sales Draft previously paid or is one of two or more Sales Drafts generated in a single
Transaction in violation of Section 7(c);

(7) The Purchaser disputed the execution or Authorization of the Sales Draft, the sales, delivery, quality, or performance of the merchandise or services purchased, or alleges that a credit adjustment was requested and refused or that a credit adjustment was issued by you but was not posted to the Purchaser's account;

(8) The price of the merchandise or services shown on the Sales
Draft differs from the amount shown on the copy of the Sales
Draft delivered to the Purchaser at the time of the transaction;

(9) We reasonably determine that you violated any provision of this Agreement in connection with the execution, transmission, Authorization, presentment or processing of the Sales Draft;

(10) We reasonably determine that the Sales Draft is fraudulent or that the related Transaction is not a bona fide Transaction in your ordinary course of business, or is subject to any claim of illegality, cancellation, rescission, avoidance, or offset for any reason including, without limitation, negligence, breach of warranty, fraud, or dishonesty on the part of you or any of your agents or employees;

(11) The merchandise was not delivered to the Purchaser or was refused or rejected by the Purchaser (or was returned to you), or acceptance of the merchandise was revoked by the Purchaser, or the services were not performed by you or were refused or rejected by the Purchaser for any reason;

(12) The Purchaser or other person executing or authorizing the Sales Draft lacked the legal capacity to contract at the time of the Transaction;

(13) A Debit Card Transaction is reversed for any reason;

(14) A Debit Card Transaction was not authorized by a person authorized to make withdrawals from the Cardholder Account;

(15) We are required to pay any of our customers, any Participating Switch, or any Participating Institution for the entire amount, or any portion, of a Debit Card Transaction; or

(16) We receive a Chargeback for any reason not listed in this Section.

(b) Without our consent, you may not deposit any Sales Draft which has previously been presented and was subsequently subject to a Chargeback.

(c) The return of merchandise to you shall not be a condition precedent to the exercise of our right of Chargeback under this Agreement.

16.  RETURNED MERCHANDISE, CREDITS, AND ADJUSTMENTS.

(a) Unless otherwise restricted by applicable law, you shall maintain a fair policy of permitting refunds, exchanges, returns, and adjustments for persons making purchases through the use of a Credit or Debit Card.

(b) When you accept any merchandise for return, when any services are terminated or cancelled, or when you allow any price adjustment, you shall not make any cash refund, but shall promptly complete and present (within the time periods specified in the Schedule of Fees and Charges) to us a Credit Voucher evidencing the refund or adjustment, and shall deliver to the Purchaser a true and complete copy or facsimile of the Credit Voucher at the time the refund or adjustment is made.

(c) You shall issue and present to us Credit Vouchers only in connection with previous bona fide Credit or Debit Card sales transactions between you and the Purchaser and only as permitted under this Agreement and in the manner set forth in the Merchant Guide or Debit Operating Rules. You shall not permit any Credit Vouchers to be presented to us which you know or should know to be fraudulent or not authorized by the Purchaser.

(d) If returned merchandise was purchased using a Debit Card, you have the option of providing the Cardholder with cash or an in-store credit. Alternatively, if the Operating Rules so provide, you may credit the amount that was debited for the Transaction in accordance with the requirements for credit Transactions set forth in the Operating Rules.

(e) Your compliance with this Section does not preclude
Chargebacks under Section 15.

17. MERCHANT INDEMNITY. (a) In addition to any other indemnities provided under this Agreement, you shall indemnify us from any and all liabilities, claims, demands, losses, damages, costs, expenses, including court costs and attorney's fees, incurred by us in connection with or arising as the result of any of the following:

(1) A Sales Draft that does not conform to the requirements of this Agreement, the Merchant Guide or the Debit Operating Rules;

(2) A breach or alleged breach of any warranty or agreement by you to any Purchaser or to us.

(3) The rescission or cancellation of a Sales Draft or Credit
Voucher by operation of law, adjudication, or otherwise;

(4) A claim, counterclaim, dispute or defense, whether or not well-founded, that (i) any Sales Draft or Credit Voucher is unenforceable, or (ii) there has been a violation of any applicable law or regulation; or (iii) there has been a rescission or cancellation of any Sales Draft or Credit Voucher occurring as a result any of your actions or inactions or those of any of your agents or employees;

(5) Any action by us against your Settlement Account whether held by MNB or another financial institution or other accounts taken pursuant to this Agreement; or

(6) Any act or failure by you or your agents or employees, which is claimed against us in connection with the use of a Credit or Debit Card or of any Sales Draft or Credit Voucher.

(b) The indemnities contained in this Section and elsewhere in this Agreement shall survive the termination of this Agreement.

(c) We shall not be liable to you or to any other party for any loss, damage or Performance Goal Fees resulting from the failure of any Terminal, switch, processor, interfacer, software or hardware provider or their products, or any other entity, device or software to operate properly, unless such failure is due to our gross negligence or willful misconduct.

18. MERCHANT WARRANTIES. In addition to any other warranty, covenant, or representation made in this Agreement, you represent and warrant the following:

(a) You will preserve all records pertaining to all Transactions, Sales Drafts, and Credit Vouchers, including all paper or microfilm evidence of electronically transmitted information or data, as may be required by law, and in no event less than seven years for Credit Card Transactions and one year for Debit Card Transactions from the date of the applicable Transaction and shall permit us or our agents or designees to examine, verify, and copy any such records at any reasonable time.

(b) You will comply with all requirements of the federal Consumer Credit Protection Act and all other applicable state and federal consumer protection, consumer credit and debit card laws and regulations, and will obtain and maintain such licenses and permits as may be required by them. You will provide us with all information necessary for us to comply with all such laws and regulations. In addition, you will comply with all of the obligations on your part to be performed in connection with the sales of merchandise or the performance of services to Purchasers.

(c) If you accept Debit Card Transactions, you will also comply in all respects with the Electronic Fund Transfer Act, 15 U.S.C. (SECTION) 1693, as amended from time to time and Regulation E, 12 C.F.R. (SECTION) 205.1 ET. SEQ, as amended from time to time.

(d) You will provide adequate services in connection with each Credit or Debit Card Transaction in accordance with standard practices and manufacturers' warranties, and will provide such repairs, services, and replacements in such manner and will take such corrective action as may be required by law or by contract with a Purchaser. You also agree to make a good faith attempt to resolve all Purchaser disputes with respect to any such Transactions.

(e) You will execute, deliver, file, or record such documents as we may reasonably request to protect our interests under this Agreement.

(f) If you accept Debit Card Transactions, you will assist us in resolving Debit Card errors by complying with error resolution provisions of the Debit Operating Rules and by providing any reasonable assistance to us as we may request.

(g) You will not sell, purchase, provide, disclose or exchange Credit or Debit Card account number information, in the form of imprinted Sales Drafts, mailing lists, electronic tapes, or any other medium to any third person other than (1) to your agents or employees for use in assisting you in processing Transactions,
(2) to us (3) to Visa U.S.A., Inc., MasterCard International, Inc., Citicorp Diners Club, Inc. or to any other Credit Card licensor, as applicable, or (4) as may be required by law.

(h) We may, at any time, investigate and obtain credit information with respect to your credit and financial responsibility and that of any owner, officer, partner, shareholder or principal of Merchant or of any guarantor of your obligations under this Agreement. You shall provide all information reasonably requested by us to complete such credit investigation. Upon our request, you will provide us with an accurate and current signed financial statement with respect to your business and financial affairs.

(i) You will comply in all respects with the Merchant Guide and any other rules governing Credit Card Transactions.

(j) You will pay any sales tax, where applicable, directly to the state to which the tax is due.

(k) The Merchant Application and this Agreement have been duly and validly authorized by all appropriate corporate or partnership action, as applicable. The person(s) designated as "Authorized Signer" on the Merchant Application are authorized to take all action for you under the terms of this Agreement. This authorization shall remain in force until written notice to the contrary is received by us, but receipt of such notice shall not affect any action taken by us in reliance upon authorizations in effect prior to such notice. The person(s) signing the Merchant Application and this Agreement on your behalf has been duly authorized to do so, and the Merchant Application and this Agreement, when accepted by us, will be valid and binding on you in accordance with its terms. Additionally, the person(s) signing the Merchant Application and this Agreement are authorized to deliver such other agreements, guarantees, pledges, security deposit agreements, financial statements, authorizations, and other documents as we may request in connection with your participation in our Credit Card and/or Debit Card Program(s), as well as any amendment, renewal, restatement or extension thereof.

(l) The information and representations contained in any Merchant Application or related documents are true and accurate as of the date made and shall continue to be true and accurate throughout the term of this Agreement. You shall promptly advise us of any changes in the information contained in any such documents including but not limited to the nature or description of the goods or services you offer, authorized signers, and your correct legal name.

(m) We shall have the right, at any reasonable time, to inspect any of your places of business and to observe implementation of and compliance with this Agreement.

(n) The warranties and representations contained in this Agreement shall survive the termination of this Agreement.

19. GENERAL PROVISIONS. (a) Any notice required or permitted to be given under this Agreement shall be given in writing and deposited in the United States mail, first class postage prepaid, and, if to us, addressed to us at the address set forth on the Schedule of Fees and Charges and, if to you, addressed as indicated on our records, or to such other places as either party shall designate by written notice to the other party. Notices shall be deemed given when mailed in accordance with this subsection.

(b) This Agreement may be amended by us at any time upon 15 days prior written notice to you. In addition to termination rights granted elsewhere in this Agreement, you may terminate this Agreement if you object to an amendment (other than an amendment permitted by Section 20(a)) and we may immediately terminate this Agreement and all services in the event you fail to comply with any amendment.

(c) This Agreement shall not be effective until accepted in writing by an authorized officer from the Michigan Bankard department of MNB by the dating and signing of the Schedule of Fees and Charges. This Agreement shall remain in effect for 12 months from the date of our acceptance unless otherwise specified in the Schedule of Fees and Charges ("Initial Term").
Thereafter, this Agreement shall be automatically extended for successive one year periods (each of which shall be referred to as a "Renewal Term") on the same terms and conditions expressed
herein, unless:   i) You give us 60 days advance written notice
of termination to be effective no earlier than the expiration of the Initial Term or any Renewal Term, or ii) We give you written notice of termination at any time during the Initial Term or any Renewal Term. Notwithstanding such termination, this Agreement shall remain in effect with respect to your obligations to us that existed, were incurred, or accrued as of the date of termination. Your right to make Credit Card Transactions and to use advertising displays, Sales Drafts, Credit Vouchers, equipment that is owned by us, and other materials developed for your use under this Agreement shall cease upon termination of this Agreement, and you shall immediately surrender all such advertising displays, Sales Drafts, Credit Vouchers, equipment, forms, items, and materials to us.

(d) This Agreement shall be binding upon the parties hereto and upon their respective successors and assigns. This Agreement shall not be assigned by you without our express prior written consent. We shall have the exclusive right in our sole discretion to assign this Agreement at any time.

(e) This Agreement, including any Schedule or Addenda hereto, the Merchant Guide and the Operating Rules, sets forth the entire understanding of the parties relating to the use, processing, honoring, payments and Chargebacks of Credit or Debit Card Sales Drafts and of the related Transactions. This Agreement may not be amended, waived, or terminated except in writing and in accordance with the terms of this Agreement.

(f) If any provision of this Agreement is void or unenforceable in any jurisdiction, this shall not affect the validity or enforceability of such provision in any other jurisdiction or that of any other provision of this Agreement in that or any other jurisdiction.

(g) No failure or delay by us in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other exercise thereof or of the exercise of any other right or remedy.

(h) This Agreement is a contract made under and governed by the laws of the State of Michigan. You agree that the courts of the State of Michigan shall have jurisdiction over you for purposes of any suits brought in connection with your or our rights or duties under this Agreement. Venue for all such suits shall be Oakland or Eaton County, Michigan.

(i) The captions and section headings in this Agreement are for convenience only and in no way describe the scope or intent of any provision and shall not be used in construing this Agreement.

(j) You understand and agree that telephone conversations with us may be monitored or recorded for purposes of security and enhancing merchant services.

(k) During the term of this Agreement, you shall not enter into any agreement with another party for services such as those contemplated by this Agreement.

(l) We will not be liable for any error unless you notify us within ninety (90) days of the occurrence of the error. You agree that if you bring legal action against us for any reason, you will commerce that action within one year of the date the error occurred.

20. FEES AND CHARGES. (a) You agree to pay us the fees and charges set forth in the Schedule of Fees and Charges. We may amend the Schedule of Fees and Charges not more frequently than once during any Renewal Term by giving written notice of such amendment to Merchant at least fifteen days prior to the
effective date of such amendment.   Notwithstanding the
foregoing, we may amend the Schedule of Fees and Charges at any time during the term of this Agreement: (i) if Sales Drafts are not transmitted in accordance with the Electronic Format specified by us or, (ii) if your Annual Sales Volume or Average Ticket during any three consecutive months is less than that specified in the Schedule of Fees and Charges, or (iii) in order to pass through increased fees and charges incurred by us and imposed by Visa, MasterCard, a Participating Switch or Institution, or telecommunication vendors, or (iv) if your membership in the association or trade group specified in the Schedule of Fees and Charges is terminated.

(b) If the Schedule of Fees and Charges indicates that you will be charged a variable rate, the processing fee rate and per item fee will be determined by your Average Ticket. The Average Ticket will then be compared to the variable rate table set forth in the Schedule of Fees and Charges to determine the processing fee rate and per item fee for the Location for that month.

(c) Whether you are charged a fixed or variable rate processing fee, at the end of each calendar month, we will compute the applicable processing fee by first applying your processing rate for each Location to the dollar amount of all Sales Drafts from that Location presented to us for deposit, and then multiplying the per item fee by the number of Sales Drafts received, and, lastly, adding together the resulting sums for the total amount of the processing fee due. Thereafter, without prior notice to you, we may make sufficient withdrawals from the Settlement Account whether held by MNB or another financial institution to pay for the computed processing fee, together with all other fees, charges and adjustments then due under this Agreement.

(d) Upon notice to you, we shall be entitled to deduct the applicable processing fee and other fees and charges then due from each Sales Draft Transmittal when presented to us.

(e) You agree to reimburse us for any fines imposed on us by Visa, MasterCard, Diners Club, and/or a Participating Switch or Institution, if such fines have been imposed because of your failure to adhere to the written procedures and requirements of this Agreement or those provided to you in the Merchant Guide or Operating Rules. You may contact us for a list of potential fines because changes in such fines may be frequent and beyond our control. You will not receive notice of such changes.

(f) If the Schedule of Fees and Charges indicates a minimum monthly processing charge, you agree to pay us that charge each month when your total fixed or variable rate processing fees for that month are less than the minimum monthly processing charge.

21. CREDIT CARD LICENSOR REQUIREMENTS. You agree to be bound by the requirements for Merchant Agreements set forth in the Visa U.S.A. Operating Regulations, the MasterCard International Rules, the Citicorp Diners Club/Carte Blanche Operating Manual, and the rules of any other Credit Card licensor whose card is honored by you, as any of such rules may be changed from time to time. Within a reasonable time after your request, we shall make available such requirements for your review.

22. CONFIDENTIALITY. You shall not copy, publish, disclose to others, or use any information, documents, products, or data, including this Agreement, which is provided or disclosed to you by us for any purpose other than the fulfillment of your obligations under this Agreement without our prior written consent.

23. ACCEPTANCE BY MNB. We are authorized to make whatever inquiries as may be appropriate for purposes of evaluating your request to become a Credit or Debit Card merchant. You warrant that all information given to us in connection with the Merchant Application is true, accurate, and complete. This Agreement is subject to acceptance and execution by us in the Schedule of Fees and Charges.


VANGUARD AIRLINES, INC.



By:_____________________________________
     Bill Garrett, Vice President of Finance


MICHIGAN NATIONAL BANK



By:_____________________________________



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